Exhibit 99.1

NEWS…	Contact:	Lisa Hathcoat
July 28, 2005		(813) 282-1225
FOR IMMEDIATE RELEASE

OUTBACK STEAKHOUSE, INC. REPORTS
COMPARABLE STORE SALES

Tampa, Florida, July 28, 2005 -- Outback Steakhouse, Inc. (NYSE: OSI) today reported that comparable store sales and average unit volumes for the Company’s restaurant brands for the four-week period ended July 23, 2005 compared with the same four-week period in 2004 changed by approximately:

Four weeks ended July 23, 2005	Company- owned	Franchise and development joint venture	System-wide
Domestic comparable store sales (stores open 18 months or more)
Outback Steakhouses	-1.3%	-0.6%	-1.2%
Carrabba’s Italian Grills	6.8%	n/a	6.8%
Fleming’s Prime Steakhouse and Wine Bars	11.1%	n/a	11.1%
Roy’s	3.0%	n/a	3.0%
Bonefish Grills	4.3%	1.3%	4.0%
Domestic average unit volumes
Outback Steakhouses	-2.2%	0.2%	-1.8%
Carrabba’s Italian Grills	4.8%	n/a	4.8%
Fleming’s Prime Steakhouse and Wine Bars	2.0%	n/a	2.0%
Roy’s	7.6%	n/a	7.6%
Bonefish Grills	4.2%	1.3%	3.8%

More…

STORE INFORMATION

	Restaurants opened during the month ended July 31, 2005	Restaurants open as of July 31, 2005
Outback Steakhouses
Company-owned - domestic	-	656
Company-owned - international	1	83
Franchised and development joint venture - domestic	-	104
Franchised and development joint venture - international	-	55
Total	1	898
Carrabba's Italian Grills
Company-owned	2	186
Bonefish Grills
Company-owned	1	73
Franchised	-	4
Total	1	77
Fleming’s Prime Steakhouse and Wine Bars
Company-owned	-	32
Roy’s
Company-owned	-	19
Cheeseburger in Paradise
Company-owned	1	18
Paul Lee’s Chinese Kitchens
Company-owned	-	3
Lee Roy Selmon’s
Company-owned	1	3

System-wide total	6	1,236

The Outback Steakhouse, Inc. restaurant system operates in 50 states and 21 countries internationally.

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